EXHIBIT 9
                                   =========

                                 FUND ACCOUNTING
                          AND COMPLIANCE ADMINISTRATION
                                    AGREEMENT

THIS AGREEMENT, made and entered into as of the 9th day of SEPTEMBER, 1998, by and between NEW PROVIDENCE INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and THE NOTTINGHAM COMPANY, INC., a North Carolina corporation (the "Administrator").

WHEREAS, the Trust is an open-end management investment company of the series type which is registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Administrator is in the business of providing administrative services to investment companies.

NOW THEREFORE, the Trust and the Administrator do mutually promise and agree as follows:

1. Employment. The Trust hereby employs Administrator, The Nottingham Company ("TNC"), to act as fund accountant and fund administrator for each Fund of the Trust. Administrator, at its own expense, shall render the services and assume the obligations herein set forth subject to being compensated therefore as herein provided.

2. Delivery of Documents. The Trust has furnished the Administrator with copies properly certified or authenticated of each of the following:

     a) The Trust's Declaration of Trust, as filed with the State of Massachusetts (such Declaration, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");
     b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");
     c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Administrator and approving this Agreement; and
     d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), including all exhibits, relating to shares of beneficial interest of, and containing the Prospectus of, each Fund of the Trust (herein called the "Shares") as filed with the Securities and Exchange Commission and all amendments thereto.

The Trust will furnish the Administrator with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

3. Duties of the Administrator. Subject to the policies and direction of the Trust's Board of Trustees, the Administrator will provide a continuous executive management program and day to day supervision for each of the Trust's Funds. Services to be provided shall be in accordance with the Trust's organizational and registration documents as listed in paragraph 2 hereof and with the Prospectus of each Fund of the Trust. The Administrator further agrees that it:

     a) Will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities;
     b) Will maintain, except as may be required to be maintained by third parties hired by the Trust under Rule 31a-3 of the 1940 Act, the account books and records of the Trust and each Fund of the Trust as required by Rule 31a-1 of the 1940 Act and will preserve such records in accordance with Rule 31a-2 of the 1940 Act;
     c) Will provide, at its expense the necessary non-executive personnel and data processing equipment and software to perform the Portfolio Accounting Services, Expense Accrual and Payment Services, Fund Valuation and Financial Reporting Services, Tax Accounting Services, Compliance Control Services, Registration Services, SEC Filing Services, and Proxy Material Services shown on Exhibit A hereof;
     d) Will provide, at its expense, certain executive personnel for the Trust as may be agreed upon from time to time with the Board of Trustees; and
     e) Will provide all office space and general office equipment necessary for the activities of the Trust except as may be provided by third parties pursuant to separate agreements with the Trust.

Notwithstanding anything contained in this Agreement to the contrary, the Administrator (including its directors, officers, employees and agents) shall not be required to perform any of the duties of, assume any of the obligations or expenses of, or be liable for any of the acts or omissions of, any investment advisor of a Fund of the Trust or other third party subject to separate agreements with the Trust. The Administrator shall not be responsible hereunder for the administration of the Code of Ethics of the Trust which shall be under the responsibility of the investment advisors, except insofar as the Code of Ethics applies to the personnel of the Administrator. It is the express intent of the parties hereto that the Administrator shall not have control over or be responsible for the placement, investment or reinvestment of the assets of any Fund of the Trust. The Administrator may from time to time, subject to the approval of the Trustees (other than with respect to TNC), obtain at its own expense the services of consultants or other third parties to perform part or all of its duties hereunder, and such parties may be affiliates of the Administrator.

4. Services Not Exclusive. The management and administrative services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

6. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with the performance of its obligations under this Agreement.

     Notwithstanding the foregoing, the Trust shall pay the expenses and costs of the following:

     a)   Taxes;
     b) Brokerage fees and commissions with regard to portfolio transaction of the Funds;
     c) Interest charges, fees and expenses of the custodian of the Funds' portfolio securities;
     d)   Fees and  expenses of the Trust's  dividend  disbursing  and  transfer agent;
     e) Fees and expenses of the Trust's fund accounting agent and administrator, in accordance with paragraph 7 herein;
     f) Costs, as may be allocable to and agreed upon in advance by the Trustees and the Administrator, of all non-executive and clerical personnel and all data processing equipment and software in connection with the provision of fund accounting and recordkeeping services functions as contemplated herein;
     g)   Auditing and legal expenses of the Trust;
     h)   Cost of maintenance of the Trust's existence as a legal entity;
     i) Cost of special forms, stationery and telephone services (but not telephone equipment) for the Trust;
     j) Compensation of Independent Trustees who are not interested persons of the Trust as that term is defined by law;
     k)   Costs of Trust meetings;
     l)   Federal and State registration fees and expenses;
     m) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
     n)   The Advisory fees payable to each Funds' Investment Advisor;
     o) Direct out-of-pocket costs in connection with Trust activities, such as the costs of long distance telephone and wire charges, postage and the printing of special forms and stationery, copying charges, financial publications used in connection with Trust activities, etc., and
     p) Other actual out-of-pocket expenses of the Administrator as may be agreed upon in writing from time to time by the Administrator and the Trustees.

7. Compensation. For the services provided and the expenses assumed by the Administrator pursuant to this Agreement, the Trust will pay the Administrator and the Administrator will accept as full compensation the administrative fees and expenses as set forth on Exhibit B attached hereto. Special projects, not included herein and requested in writing by the Trustees, shall be completed by the Administrator and invoiced to the Trust as mutually agreed upon.

8.(a)Limitation of Liability. The Administrator shall not be liable for any loss, damage or liability related to or resulting from the placement, investment or reinvestment of assets in any Fund of the Trust or the acts or omissions of any Fund's investment advisor or any other third party subject to separate agreements with the Trust. Further, the Administrator shall not be liable for any error of judgment or mistake of law or for any loss or damage suffered by the Trust in connection with the performance of this Agreement or any agreement with a third party, except a loss resulting directly from (i) a breach of fiduciary duty on the part of the Administrator with respect to the receipt of compensation for services; or
     (ii) willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

8.(b)Indemnification of  Administrator. Subject to the  limitations set forth in this Subsection 8(b), the Trust shall indemnify, defend and hold harmless (from the assets of the Fund or Funds to which the conduct in question relates) the Administrator against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Administrator in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty on the part of the Administrator with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Administrator is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Administrator was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Administrator for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Administrator was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Administrator (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Administrator shall have undertaken to repay the amounts so paid unless it is ultimately determined that it is entitled to indemnification of such expenses under this Subsection 8(b) and if (i) the Administrator shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Administrator ultimately will be entitled to indemnification hereunder.

     As to any matter disposed of by a compromise payment by the Administrator referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved
     (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Administrator of any amount paid to the Administrator in accordance with either of such clauses as indemnification of the Administrator is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Administrator's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

     The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Administrator may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Administrator is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8.(c)The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Administrator and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective as of the date hereof and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time by giving not less than 60 days' prior written notice to the other party hereto. Upon termination of this Agreement, the Trust shall pay to TNC such compensation as may be due as of the date of such termination, and shall likewise reimburse TNC for any out-of-pocket expenses and disbursements reasonably incurred by TNC to such date.

10. Amendment. This Agreement may be amended by mutual written consent of the parties. If, at any time during the existence of this Agreement, the Trust deems it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify the Administrator of the form of Amendment which it deems necessary or advisable and the reasons therefor, and if the Administrator declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

11. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed or delivered, or mailed postpaid to the other party at the principal place of business of such party.

12. Construction. This Agreement shall be governed and enforced in accordance with the laws of the State of North Carolina. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other of which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning which renders it valid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers effective as of the date indicated above.


NEW PROVIDENCE INVESTMENT TRUST



By: ____________________________    (SEAL)




THE NOTTINGHAM COMPANY, INC.



By: ____________________________    (SEAL)

                                    Exhibit A

                   FUND ACCOUNTING AND RECORDKEEPING SERVICES

Portfolio Accounting Services:

(1) Maintain portfolio records using security trade information communicated from the investment manager on a timely basis.
(2) For each valuation date, obtain prices from a pricing source approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair market value for such securities.
(3)  Identify interest and dividend accrual balances as of each valuation date
(4) Determine gain/loss on security sales. Account for periodic distributions of gain to shareholders and maintain undistributed gain or loss balances as of each valuation date.

Expense Accrual and Payment Services:

(5) For each valuation date, calculate the expense accrual amounts as directed by the Trust as to methodology, rate, or dollar amount.
(6) Issue payments for Fund expenses upon receipt of funds from the Trust's Custodian.
(7) Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail specified by the Fund.
(8) Support periodic expense accrual review, i.e., comparison of actual expense activity versus accrual amounts.
(9)  Provide expense accrual and payment reporting.

Fund Valuation and Financial Reporting Services:

(10) Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity, for each of the Funds, as reported by the Trust on a timely basis.
(11) Determine net investment income (earnings) for each of the Funds as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.
(12) Maintain a general ledger for each of the Funds in the form defined by the Trust and assist in producing a set of financial statements as may be agreed upon from time to time as of each valuation date.
(13) For each day the Funds are opened as defined in the prospectuses, determine the net asset value of each of the Funds according to the accounting policies and procedures set forth in the prospectuses.
(14) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of fund operation at such time as required by the nature and characteristics of the Funds. Perform the calculations using the number of shares outstanding reported by the Trust to be applicable at the time of calculation.
(15) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.
(16) Prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

Tax Accounting Services:

(17) Maintain  tax  accounting   records  for  each  of  the  Funds'  investment
     portfolios so as to support tax reporting required for IRS defined regulated investment companies.
(18) Maintain tax lot detail for the investment portfolio.
(19) Calculate taxable gain/loss on security sales using the tax cost basis defined for each Fund.
(20) Report the taxable components of income and capital gains distributions to the Trust to support tax reporting to the shareholders.

Compliance Control Services:

(21) Maintain accounting records to support compliance monitoring by the Trust.
(22) Support reporting to regulatory bodies and support financial statement preparation by making the Fund accounting records available to the Trust, the Securities and Exchange Commission, and the outside auditors.
(23) Maintain accounting records according to the Investment Company Act of 1940 and regulations provided thereunder.

Registration Services:

(24) Assist in the preparation of all reports and filings required to maintain the registration and qualification of the Fund and its shares under federal and state securities laws, including the annual amendment to its Registration Statement on From N-1A containing an updated Prospectus and Statement of Additional Information.

SEC Filing Services:

(25) Assist in the preparation of periodic SEC filings, including Form N-SAR, annual and semi-annual shareholder reports, other shareholder reports, and fidelity bond amendments but not including preparation and filing of any sales literature and preparation of President's letter contained in shareholder reports.

Proxy Material Services

(26) Assist in the preparation of any proxy material and related shareholder meetings and records.

                                    Exhibit B

                      ADMINISTRATOR'S COMPENSATION SCHEDULE


For the services delineated in the FUND ACCOUNTING AND COMPLIANCE ADMINISTRATION AGREEMENT, the Administrator shall be compensated monthly, as of the last day of each month, within five business days of the month end, a base fee plus a fee based upon net assets according to the following schedule. The fee is calculated based upon the average daily net assets of each Fund:

         Base fee:                    $2,250 per month

         Class Fee:                   $  750 per month for each additional Class

         Asset based fee:

                                                               Annual
                   Net Assets                                   Fee
                   ----------                                  ------
               On the first $50 million                        0.125%
               On the next $50 million                         0.100%
               On all assets over $100 million                 0.075%

         Securities pricing:

               $0.20 per equity per pricing day priced
               $0.70 per foreign security per pricing day
               $0.20 per U.S. Treasury
               $1.00 per asset backed security per pricing day
               $0.40 per corporate bond per pricing day
               $2.00 per equity per month for corporate action

         Blue Sky administration:

               $150 per registration per state per year

         Minimum Aggregate Fee:

               Minimum aggregate fee of $41,000 per year for all fees paid to the Administrator (excluding securities pricing and blue sky administration), analyzed monthly.

                               DIVIDEND DISBURSING
                               AND TRANSFER AGENT
                                    AGREEMENT

THIS AGREEMENT, made and entered into as of the 9th day of SEPTEMBER, 1998, by and between NEW PROVIDENCE INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and NC SHAREHOLDER SERVICES, LLC, a North Carolina limited liability company (the "Transfer Agent").

WHEREAS, the Trust is an open-end management investment company of the series type which is registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Transfer Agent is in the business of providing dividend disbursing, transfer agent, and shareholder services to investment companies.

NOW THEREFORE, the Trust and the Transfer Agent do mutually promise and agree as follows:

1. Employment. The Trust hereby employs Transfer Agent to act as dividend disbursing and transfer agent for each Fund of the Trust. Transfer Agent, at its own expense, shall render the services and assume the obligations herein set forth subject to being compensated therefore as herein provided.

2. Delivery of Documents. The Trust has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

     a) The Trust's Declaration of Trust, as filed with the State of Massachusetts (such Declaration, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");
     b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");
     c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Transfer Agent and approving this Agreement; and
     d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), including all exhibits, relating to shares of beneficial interest of, and containing the Prospectus of, each Fund of the Trust (herein called the "Shares") as filed with the Securities and Exchange Commission and all amendments thereto.

The Trust will furnish the Transfer Agent with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

3. Duties of the Transfer Agent. Subject to the policies and direction of the Trust's Board of Trustees, the Transfer Agent will provide day to day supervision for the dividend disbursing, transfer agent, and shareholder servicing operations of each of the Trust's Funds. Services to be provided shall be in accordance with the Trust's organizational and registration documents as listed in paragraph 2 hereof and with the Prospectus of each Fund of the Trust. The Transfer Agent further agrees that it:

     a) Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other federal and state agency which may now or in the future have jurisdiction over its activities.
     b) Will provide, at its expense the non-executive personnel and data processing equipment and software necessary to perform the Shareholder Servicing functions shown on Exhibit A hereof; and
     c) Will provide all office space and general office equipment necessary for the dividend disbursing, transfer agent, and shareholder servicing activities of the Trust except as may be provided by third parties pursuant to separate agreements with the Trust.

     Notwithstanding anything contained in this Agreement to the contrary, the Transfer Agent (including its directors, officers, employees and agents) shall not be required to perform any of the duties of, assume any of the obligations or expenses of, or be liable for any of the acts or omissions of, any investment advisor of a Fund of the Trust or other third party subject to separate agreements with the Trust. The Transfer Agent shall not be responsible hereunder for the administration of the Code of Ethics of the Trust which shall be under the responsibility of the investment advisors, except insofar as the Code of Ethics applies to the personnel of the Transfer Agent. It is the express intent of the parties hereto that the Transfer Agent shall not have control over or be responsible for the placement (except as specifically directed by a Shareholder of the Trust), investment or reinvestment of the assets of any Fund of the Trust. The Transfer Agent may from time to time, subject to the approval of the Trustees, obtain at its own expense the services of consultants or other third parties to perform part or all of its duties hereunder, and such parties may be affiliates of the Transfer Agent.

4. Services Not Exclusive. The services furnished by the Transfer Agent hereunder are not to be deemed exclusive, and the Transfer Agent shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

6. Expenses. During the term of this Agreement, the Transfer Agent will pay all expenses incurred by it in connection with the performance of its obligations under this Agreement.

7. Compensation. For the services provided and the expenses assumed by the Transfer Agent pursuant to this Agreement, the Trust will pay the Transfer Agent and the Transfer Agent will accept as full compensation the fees and expenses as set forth on Exhibit B attached hereto. Special projects, not included herein and requested in writing by the Trustees, shall be completed by the Transfer Agent and invoiced to the Trust as mutually agreed upon.

8.(a)Limitation of Liability. The Transfer Agent shall not be liable for any loss, damage or liability related to or resulting from the placement (except as specifically directed by a Shareholder of the Trust), investment or reinvestment of assets in any Fund of the Trust or the acts or omissions of any Fund's investment advisor or any other third party subject to separate agreements with the Trust. Further, the Transfer Agent shall not be liable for any error of judgment or mistake of law or for any loss or damage suffered by the Trust in connection with the performance of this Agreement or any agreement with a third party, except a loss resulting directly from (i) a breach of fiduciary duty on the part of the Transfer Agent with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

8.(b)Indemnification of Transfer Agent.  Subject to the limitations set forth in this Subsection 8(b), the Trust shall indemnify, defend and hold harmless (from the assets of the Fund or Funds to which the conduct in question relates) the Transfer Agent against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Transfer Agent in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty on the part of the Transfer Agent with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Transfer Agent is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Transfer Agent was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Transfer Agent for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Transfer Agent was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Transfer Agent (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Transfer Agent shall have undertaken to repay the amounts so paid unless it is ultimately determined that it is entitled to indemnification of such expenses under this Subsection 8(b) and if (i) the Transfer Agent shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Transfer Agent ultimately will be entitled to indemnification hereunder.

     As to any matter disposed of by a compromise payment by the Transfer Agent referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved
     (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Transfer Agent of any amount paid to the Transfer Agent in accordance with either of such clauses as indemnification of the Transfer Agent is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Transfer Agent's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

     The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Transfer Agent may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Transfer Agent is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

     The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Transfer Agent and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective as of the date hereof and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time by giving not less than 60 days' prior written notice to the other party hereto. Upon termination of this Agreement, the Trust shall pay to NCSS such compensation as may be due as of the date of such termination, and shall likewise reimburse NCSS for any out-of-pocket expenses and disbursements reasonably incurred by NCSS to such date.

10. Amendment. This Agreement may be amended by mutual written consent of the parties. If, at any time during the existence of this Agreement, the Trust deems it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify the Transfer Agent of the form of Amendment which it deems necessary or advisable and the reasons therefor, and if the Transfer Agent declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

11. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed or delivered, or mailed postpaid to the other party at the principal place of business of such party.

12. Construction. This Agreement shall be governed and enforced in accordance with the laws of the State of North Carolina. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other of which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning which renders it valid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers effective as of the date indicated above.


NEW PROVIDENCE INVESTMENT TRUST



By: ______________________________       (SEAL)





NC SHAREHOLDER SERVICES, LLC



By: _____________________________        (SEAL)

                                    Exhibit A

                         SHAREHOLDER SERVICING FUNCTIONS


(1)  Process new accounts.
(2) Process purchases, both initial and subsequent in accordance with conditions set forth in the Fund's prospectus.
(3) Transfer shares of capital stock to an existing account or to a new account upon receipt of required documentation in good order.
(4) Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and to change the disbursement option at the request of shareholders.
(5) Process exchanges between funds, (process and direct purchase/redemption and initiate new account or process to existing account).
(6) Make miscellaneous changes to records, including, but not necessarily limited to, address changes and changes in plans (such as systematic withdrawal, dividend reinvestment, etc.).
(7) Prepare and mail a year-to-date confirmation and statement as each transaction is recorded in a shareholder account as follows: original to shareholder. Duplicate confirmations to be available on request within current year.
(8) Handle telephone calls and correspondence in reply to shareholder requests except those items otherwise set forth herein.
(9)  Daily control and reconciliation of Fund shares.
(10) Prepare address labels or confirmations for four reports to shareholders per year.
(11) Mail and tabulate proxies for one Meeting of Shareholders annually, including preparation of certified shareholder list and daily report to Fund management, if required.
(12) Prepare and mail annual Form 1099, Form W-2P and 5498 to shareholders to whom dividends or distributions are paid, with a copy for the IRS.
(13) Provide readily obtainable data which may from time to time be requested for audit purposes.
(14) Replace lost or destroyed checks.
(15) Continuously maintain all records for active and closed accounts according to the Investment Company Act of 1940 and regulations provided thereunder.
(16) Furnish shareholder data information for a current calendar year in connection with IRA and Keogh Plans in a format suitable for mailing to shareholders.

                                    Exhibit B

                     TRANSFER AGENT'S COMPENSATION SCHEDULE


For the services delineated in the DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT, the Transfer Agent shall be compensated monthly, as of the last day of each month, within five business days of the month end, a fee calculated based upon 1/12 of the annual fee calculated using the then current number of shareholders:


    Shareholder servicing fee:

     $15.00 per shareholder per year; minimum fee of $750 per month